EXHIBIT 10 (nn)


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                              THE TIREX CORPORATION

                                   ----------

                                 PASSENGER CAR
                     EQUIPMENT LEASE AND PURCHASE AGREEMENT

                                   ----------

      Passenger Car Equipment Lease and Purchase Agreement, made this 19th day of August 1998, among

                    ENERCON America Distribution Limited
                    540 Tansy Lane
                    Westerville, Ohio 43081

                                                                (the "Operator")

                                       and

                    The Tirex Corporation
                    740 St. Maurice, Suite 201
                    Montreal, Quebec H3C 1L5

                                                            (the "Manufacturer")

1.    DEFINITIONS

      1.1 "Acceptance Date" shall mean the first day following the completion of the Test Period.

      1.2 Delivery Date shall mean March 30, 1999 or such other date as the parties hereto shall mutually agree.

      1.3 "Leased Equipment shall mean Items 010 and 011 of the Proprietary Equipment, as set forth on Schedule 1.8 hereto.

      1.4 "Manufacturer" shall mean The Tirex Corporation and Tirex-Canada Inc., and all other corporations, partnerships, or other entities, now or in the future controlled by, under common control with, or in control of, The Tirex Corporation, jointly and severally.

      1.5 "Nonproprietary Equipment" shall mean the constituent, integral, and inseparable parts of the TCS-1 System specified in Schedule 1.5 hereto.

      1.6 "Operator" shall mean ENERCON America Distribution Limited and all other corporations, partnerships, or other entities, now or in the future controlled by, under common control with, or in control of, ENERCON America Distribution Limited, jointly and severally.

      1.7 "Projected Maintenance Agreement" shall mean the agreement for the maintenance of the TCS- 1 System, which the Manufacturer and the Operator will prepare on mutually agreeable terms.

      1.8 "Proprietary Equipment" shall mean the constituent, integral, and inseparable parts of the TCS-1 System specified in Schedule 1.8 hereto.

      1.9  "Purchased  Equipment  shall  mean  Items  001  through  009  of  the
Proprietary   Equipment,   as  specified   on  Schedule  1.8  hereto,   and  the
Nonproprietary Equipment, as specified on Schedule 1.5 hereto.


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      1.10 "Site" shall mean the premises of Blackstar LLC in Woodburne, Indiana or such other site as the Operator shall specify.

      1.11 "TCS-1 System" shall mean the Manufacturer's proprietary cryogenic passenger car tire disintegration system, consisting of: (i) the patented "Leased Equipment" and the (ii) "Purchased Equipment" which includes but is not limited to a front-end tire preparation system and a freezing chamber which the Manufacturer believes are proprietary to it and for which the Manufacturer intends to apply for patents. This System will accept whole passenger car tires with an inside diameter not exceeding seventeen (17) inches and will process the tire in such a manner as to allow the System to separate the steel and fiber from the rubber which will be reduced to a size no larger than 5 mesh. The TCS-1 System shall meet or exceed all applicable U.S. permitting and operating rules and regulations including but not limited to those promulgated by OSHA and EPA.

      1.12 "Test Period" shall mean a three day period which shall commence within ten days after completion of the installation of the TCS-1 System, during which Test Period, the TCS-1 System shall be operated continually for up to 24 hours per day.

2.    RECITALS

Whereas:

      2.1 The Manufacturer has invented, designed, developed, built, and patented part of, and is the sole and exclusive owner, directly or indirectly, through one or more subsidiaries, of all right title and interest in, the TCS-1 System.

      2.2 The Operator is a corporation organized for the principal purpose of commercially exploiting, directly or indirectly, through one or more subsidiaries, the TCS-1 System by: (i) purchasing the Nonproprietary Equipment and Items 001 - 009 of the Proprietary Equipment (referred to herein, collectively, as the "Purchased Equipment"); (ii) leasing Items 010 and 011 of the Proprietary Equipment (referred to herein, collectively, as the "Leased Equipment"); and (iii) operating the TCS-1 System.

3.    AGREEMENT FOR PURCHASE AND SALE OF THE PURCHASED EQUIPMENT

3.1   Purchase and Sale

      The Operator agrees to purchase, and the Manufacturer agrees to sell, the Purchased Equipment, as defined in Section 1.7, above, in accordance with the terms and conditions of this Agreement. The Operator may at its election take title to the Purchased Equipment in a wholly owned subsidiary corporation to be formed by it for such purpose. Such election by the Operator shall nowise modify, diminish, or otherwise effect the Operator's liability hereunder to the Manufacturer. The purchase and payment for the Purchased Equipment by the Operator, and the sale, assignment, transfer, and delivery thereof by the Manufacturer, shall take place subject to the fulfillment of the conditions herein after provided.

3.2   Purchase Price

      The purchase price for the Purchased Equipment (the "Purchase Price"), installed and set in operation pursuant to Section 7 hereto, shall be the sum of two million, two hundred fifty thousand United States dollars (US $2,250,000), FOB Montreal.

3.3   Payment Terms


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      In the absence of  arrangements  for lease or letter of credit  financing, satisfactory to the Manufacturer, the Purchase Price for the Purchased Equipment shall be paid as follows:

(a)   15% (US $337,500)         upon execution of this Agreement;

(b)   15% (US $337,500)         upon  acceptance  by the  Operator of  equipment
                                drawings,  layout  drawings,  and other  written
                                specifications, such acceptance to be based upon
                                local   permitting  and   applicable   operating
                                requirements   and  shall  not  be  unreasonably
                                withheld

(c)   30% (US $675,000)         two months after Manufacturer's giving notice of
                                commencement of manufacture.

(d)   10% (US $225,000)         two  months  prior to the  anticipated  Delivery
                                Date.

(e)   15% (US $337,500)         on the Delivery Date; and

(f)   15%(US $337,500)          on the Acceptance Date.

3.4   Taxes

      Manufacturer and Operator acknowledge that there are a variety of country, state and/or local taxes that may be assessed on the Purchased Equipment, the Leased Equipment, and the purchase, sale, and operation thereof. The
Manufacturer shall be responsible for the prompt payment of all taxes, assessments, levies, export taxes, or other governmental or regulatory payments that may be assessed by the government of Canada or any political sub-division therein. The Operator shall be responsible for the prompt payment of all taxes, assessments, levies, import taxes, or other governmental or regulatory payments that shall be assessed by the government of the United States of America or any political sub-division therein.

4.    AGREEMENT FOR OPERATING LEASE

4.1   Agreement to Lease Equipment

      The Manufacturer, as lessor, and the Operator, as lessee, hereby enter into an operating lease (the "Lease") for the Leased Equipment, consisting of Items 010 and 011 specified on Schedule 1.8 hereto, subject to the following terms and conditions:

4.2   Term of the Lease

      4.2.1 The term of the Lease shall be sixty (60) months commencing on the Acceptance date.

      4.2.2 At the expiration of the full original term hereof, if this Lease has remained in effect and the Operator has duly performed all its obligations thereunder during the entire such term, then the Operator shall have the option to either:

      (a) Obtain a new lease agreement in the form then being generally offered by the Operator to the trade under which the Operator shall replace the Leased Equipment or the entire TCS-1 System, as the case may be, with new equipment, free of any installation charge payable by the Operator;


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      (b)   Continue to use the same equipment  installed  hereunder and thereby extend the term of this Lease at a reduced rental rate of US $6,250 per month for a period of one year with further successive automatic
            one-year   extensions  subject  only  to  the  Operator's  right  to
            terminate this Lease at the end of any extension year upon prior written notice of not less than 90 days; or

      (c) Request that the Manufacturer exercise its right of first refusal to repurchase the Purchased Equipment pursuant to Section 13.2 of this Agreement, in which event the Manufacturer shall have sixty (60) days following the Manufacturer's receipt of such notice to either:
            (i) notify the Operator of its intent to repurchase the Purchased Equipment and, within ninety (90) days of such notice, effectuate such repurchase and thereupon enter upon the premises where the said TCS-1 System is located and remove the entire TCS-1 System from the Operator's premises at the Manufacturer's expense, or (ii) notify the Operator that it does not intend to repurchase the Purchased Equipment and, as soon as practicable thereafter, enter upon the premises where the TCS-1 System is located, take possession of the Leased Equipment without previous demand or notice and without legal process, retrieve the Leased Equipment from the TCS-1 System and remove the Leased Equipment from the Operator's premises at the Manufacturer's expense.

4.3   Rent Payments

      4.3.1 The Operator shall pay to the Manufacturer monthly rental payments (the "Rent Payments") for the Leased Equipment at the rate of twelve thousand, five hundred United States dollars (US $12,500) per month, payable in advance, as follows:

      (a)   30 days prior to the Delivery  Date: (i) the first month's rent and;
            (ii) as a security deposit, the last two months rent.

      (b) One calendar month following the Delivery Date: the Rent Payment for the period (the "Partial-Month Period") which commences one calendar month following the Delivery Date and ends on the last day of the calendar month in which such Partial-Month Period falls, will be payable in cash on the first day of such Partial-Month Period, on a pro rata basis.

      (c) Normal monthly Rent Payments of US $12,500 will commence and be payable on the first day of the first full calendar month following the Partial-Month Period.


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EXAMPLE:  If the Delivery Date is September 15, 1998:

================================================================================
Referenced Terms       Period Covered       Date Payment Due   Amount of Payment
--------------------------------------------------------------------------------
"First Month"        September 15, 1998     August 17, 1998       US $12,500
                           through
                      October 14, 1998
--------------------------------------------------------------------------------
"Security             Last two monthly      August 17, 1998       US $25,000
 Deposit"               rent payments
                     payable under lease
--------------------------------------------------------------------------------
"Partial Month        October 15, 1998      October 15, 1998      US $ 6,250
 Period                    through
                      October 31, 1998
--------------------------------------------------------------------------------
"First Regular        November 1, 1998      November 1, 1998      US $12,500
 Monthly Rental            through
 Payment"             November 30, 1998
================================================================================

      4.3.2 In the event of that payment of any Rent Payment is made by the Operator more than five days after the date when such payment shall have been due, the Operator shall pay a late charge of one percent (1%) of the entire amount of such Rent Payment for every month in which such delinquency occurs or continues.

5.    TITLE TO EQUIPMENT

5.1   Title to Purchased Equipment

      5.1.1 Title to the Purchased Equipment shall pass to the Operator upon payment in full of the balance of the Purchase Price, due on the Acceptance Date.

      5.1.2 No rights to any plans or designs respecting the TCS-1 System shall pass to the Operator and the Operator shall not copy, reproduce, design, or build, or cause, assist, or suffer to be copied, reproduced, designed, or built by any other person, firm, or corporation any equipment in any way similar to, or based upon, the design or structure of the TCS-1 System.

5.2   Title to Leased Equipment

      5.2.1 The Leased Equipment shall at all times remain the sole and exclusive property of the Manufacturer (which reserves the right to assign or encumber the Leased Equipment subject to the rights of the Operator under the Operating Lease contained in Section 4 of this Agreement) and the Operator shall have no right, title, or interest to the Leased Equipment but only the right to use such Equipment under this Lease. The Leased Equipment shall not be transferred or sublet by the Operator to any other person, firm or corporation, the Operator shall not permit any other person, firm, or corporation to use the Leased Equipment, and the said operating lease contained herein may not be assigned by the Operator without the prior written consent of the Manufacturer. In the event that the Manufacturer shall assign or encumber the Leased Equipment, it shall give the Operator prompt written notice of such assignment or encumbrance.

      5.2.2  The  Leased  Equipment  shall  remain  personal   property  of  the
Manufacturer and shall not be deemed otherwise by reason of becoming attached to the premises.

      5.2.3 The Manufacturer shall have the right at any time or from time to time to modify the Leased Equipment in a manner which will not lessen the utility of the Leased Equipment;

      5.2.4 The Operator shall not enter into, remove, tamper with, or breach the security of, the Leased Equipment. The Operator shall not copy, reproduce, design, or build, or cause, assist, or suffer to be copied, reproduced, designed, or built by any other person, firm, or corporation any equipment in any


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way similar to, or based upon, the design or structure of the Leased  Equipment, or of any part thereof. The Operator shall not permit any Leased Equipment to be abused, not permit the removal of any plate or markings put on the Leased Equipment by the Manufacturer, nor attach anything to or remove anything from the Leased Equipment.

      5.2.5 The Operator will not allow any repairs to the TCS-1 or replacement of parts to be done by any person or persons except technicians authorized by the Manufacturer and/or as trained by the Manufacturer pursuant to Section 8.2.3 of this Agreement.

      5.2.6 The Operator agrees that, in consideration of the Manufacturer entering into this Lease, it will not move the TCS-1 System from the Site without the prior written consent of the Manufacturer.

6.    SITE PREPARATION

6.1   Site Plan Specifications

      6.1.1 Within 45 days of the execution of this Agreement, the Manufacturer will furnish to the Operator "Site Plan Specifications" respecting the electrical, ventilation, water supply, equipment drawings, layout drawings, and disposal, and any other specifications required at the site for the installation and operation of the TCS-1 System. Delivery of the foregoing specifications will be made by the Manufacturer to the Operator at the Manufacturer's plant in Montreal.

      6.1.2 Within 15 days of the delivery of the Site Plans Specifications in accordance with Subparagraph 6.1.1, above, the Operator will notify the Manufacturer of any failure of such Specifications to comply with all applicable regulations and requirements. Unless such notice of failure to comply is received by the Manufacturer, the said Site Plans Specifications will be deemed to have been accepted by the Manufacturer.

6.2   Preparation of Site

      Prior to the Delivery and installation of the TCS-1 System, the Operator shall make, at its own expense, all alterations to and changes in its premises and equipment required to bring the site into complete conformance with the above referenced Site Plan Specifications, with respect to which the Operator shall obtain all necessary permissions and inspections, and which shall include but not be limited to making any required structural changes and the installation of:

      (a) electrical equipment and power lines up to the electrical inputs or control boxes attached to the TCS-1 System, as designated on the Site Plan Specifications;

      (b) water supply sources and equipment up to the water inflow points designated on the Site Plan Specifications;

      (c) water drainage and disposal sites and equipment from the water outflow points designated on the Site Plan Specifications;

      (d) air ventilation sources and equipment as designated on the Site Plan Specifications

      (e) a "front-end loader" capable of moving and depositing the tires onto the trommel screen specified in Schedule 1.5 hereto.

6.3   Notice to Inspect


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      6.3.1  The  Operator  shall,  not  later  than  one  month  prior  to  the anticipated Delivery Date, give written notice to the Manufacturer (the "Notice to Inspect") that preparation of the site for the installation and operation of the TCS-1 has been completed in accordance with the Site Plan Specifications and request that the Manufacturer inspect the site in order to confirm its conformance with the Site Plan Specifications.

6.4   Manufacturer's Right to Inspect Site

      6.4.1 The Manufacturer shall have the right, at any time within two weeks of its receipt of the Notice to Inspect, to inspect the site and notify the Operator in writing (the "Notice of Approval") that the Site is in conformance with the Site Plan Specifications.

      6.4.2 In the event that, after inspecting the Site, the Manufacturer determines that the Site is not in conformance with the Site Plan Specifications, then the Manufacturer shall have the right to require that the Operator make any and all changes or additions required to bring the Site into such conformance, at the sole expense of the Operator prior to the Delivery Date and to postpone the Delivery Date until all such changes or additions are completed. In such event, the Operator shall, upon completion of the required changes or additions, give written notice to the Manufacturer ("Notice to Re-inspect") that such changes or additions have been made in accordance with the Manufacturer's instructions and that the Site is in complete conformance with the Site Plan Specifications. The Manufacturer shall have the right, within two weeks of its receipt of such Notice to re-inspect the Site. Such procedures may be repeated, and the Manufacturer shall have no obligation to deliver the TCS-1 System, until the Manufacturer confirms upon inspection that the Site is in conformance with the Site Plan Specifications or the Manufacturer fails to inspect the Site within a reasonable time in light of the Manufacturer's commitments to other customers.

7.    DELIVERY AND INSTALLATION

7.1   Delivery

      7.1.1 Unless the Delivery Date is rescheduled in accordance with the provisions of paragraph 6.4.2 above, the Manufacturer shall deliver the TCS-1 System to the site not later than 30 days after the Manufacturer determines that the Site is in conformance with the Site Plan Specifications and that all legal requirements have been met, in accordance with Section 6.4, above.

      7.1.2 Delivery shall be made F.O.B. Montreal, Canada. The equipment comprising the TCS-1 System shall be placed in suitably protected containers the nature of which shall be determined by mutual agreement of the parties. The TCS-1 System shall be delivered to the Site via a commercial transporter and routing acceptable to the Manufacturer and the Operator. The Operator shall pay all costs of transportation and delivery of the TCS-1 System from the Manufacturer's plant in Montreal to the Site.

      7.1.3 In the event that delivery of the TCS-1 System, or any part thereof, for a period not exceeding thirty (30) days, shall be prevented by causes beyond the control of the Manufacturer, including but not limited to acts of God, labor troubles, failure of essential means of transportation, or changes in policy with respect to exports or otherwise by the government of the jurisdiction in which the Operator is located, the Delivery Date shall be postponed for an additional period equal to the period of delay.

      In the event, however, that such nondelivery continues after such extended period, the Operator and the Manufacturer shall each have the right to cancel this agreement by written notice, and in such case there shall be no obligation or liability on the part of either party with respect to such undelivered equipment.


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7.2   Installation

      7.2.1 The Manufacturer shall, at its own expense, install the TCS-1 System at the Site.

      7.2.2 Upon installation, the TCS-1 System shall be in complete working order and shall consist of the Purchased Equipment and the Leased Equipment.

8.    EQUIPMENT TESTING AND OPERATOR'S ACCEPTANCE

8.1   Notice of Availability for Testing

      Upon completion of the installation of the TCS-1 System at the Site, the Manufacturer shall give the Operator written notice that the TCS-1 System is available for testing operations.

8.2   Test Period

      8.2.1 Immediately upon giving notice to the Operator that the TCS-1 System is available for testing operations, the Manufacturer shall, at its own expense, furnish an engineer (technician?) to supervise the operation of the TCS-1 for a period of three days (the "Test Period"). During the Test Period, the TCS-1 System shall demonstrate the capability of disintegrating scrap tires at the rate of the equivalent of one million (1,000,000) passenger car tires per year on a twenty-four hour per day, seven-day per week, continuous operating basis.

      8.2.2 All power, fuel, light, water, oil, or other necessary supplies and all personnel (other than the engineer or technician furnished by the Manufacturer), authorizations, permits, real and personal property, contracts, equipment, reports, etc. necessary for the successful operation of the TCS-1 System, as set forth on Schedule 8.2.2, shall be provided by the Operator.

      8.2.3 The Manufacturer shall furnish to the Operator all data regarding the TCS-1 System in order to enable the Operator to operate such System and, in addition to the training to be provided pursuant to the Projected Maintenance Agreement or otherwise, the Manufacturer shall, during the Test Period, instruct at least two of the Operator's employees in accordance with Section 5.2.5 of this Agreement with respect to the operation, and operating maintenance of the TCS-1 System, and use reasonable care in training such employee, provided that if in the Manufacturer's sole opinion any employee is not adequately qualified, the Operator shall designate another of its employees to receive such instruction.

8.3   Acceptance

      8.3.1 Unless the TCS-1, or any part of it, fails to operate in accordance with the specifications set forth in Paragraph 8.2.1, above, the Manufacturer's offer to sell the Purchased Equipment and to lease the Leased Equipment to the Operator shall automatically be deemed to have been accepted by the Operator as of the Acceptance Date, which shall occur on the first day following the completion of the Test Period and the Operator shall have no right to revoke such acceptance for any reason.

      8.3.2 If the TCS-1, or any part of it, fails to operate in accordance with the specifications set forth in Paragraph 8.2.1, above, the Manufacturer shall have ninety (90) days in which to cure the problems responsible for such failure. Costs of all parts and labor required to bring the TCS-1 into full working condition shall be borne by the Manufacture unless the failure to operate in accordance with the specifications set forth in Paragraph 8.2.1, above, shall have been caused by any act or failure to act on the part of the Operator or its personnel, including but not limited to the failure of the Operator to have brought the Site into conformance with the Site Plan Specifications.


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      8.3.3 Upon written  notice to the Operator that the problems  which caused the TCS-1 System to fail to operate as required during the Test Period have been cured, the Manufacturer shall, at the request of the Operator, commence a second Test Period for up to three days, in which case the acceptance criteria of Paragraph 8.3.1 shall pertain to such second Test Period (or any subsequent Test Period) with the same force and effect as to the initial Test Period.

9.    RISK OF LOSS

      9.1 The risk of loss, injury, or destruction of the Leased Equipment from any cause whatsoever, except negligence or willful destruction by the Operator shall be borne by the Manufacturer during the term of the Lease therefor provided hereunder.

      9.2 The risk of loss, injury, or destruction of the Purchased Equipment from any cause whatsoever, except negligence or willful destruction by the Operator shall be borne by the Manufacturer only until title passes to the Operator.

      9.3 Any loss, injury, or destruction to the TCS-1, or any part of it, after title to the Purchased Equipment passes to the Operator, shall not serve in any manner to release the Operator from the obligation to pay the Rent Payments provided for Section 4.3, above.

10.   REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE MANUFACTURER

      The Manufacturer hereby represents, warrants, and covenants to the Operator, as follows:

10.1  Corporate Status

      The Tirex Corporation is (i) duly organized corporation, validly existing and in good standing under the laws of the State of Delaware; (ii) has full power to own all of its properties and carry on its business; and (iii) is qualified to do business as a foreign entity in each of the jurisdictions in which it operates, if any, unless the character of the properties owned by it or the nature of the business transacted by it, does not make qualification necessary in any other jurisdiction or jurisdictions.

10.2  Corporate Action

      Prior to the date hereof, the board of directors of the Manufacturer has duly adopted resolutions approving the execution and delivery to the Operator of this Agreement and authorizing and consenting to each and every one of the terms, warranties, representations, covenants and conditions herein contained.

10.3  Patents

      10.3.1 The Manufacturer has obtained a patent in the United States and Canada for the Disintegration System which constitutes the "Leased Equipment". The Manufacturer is the sole owner of such patent and of all rights thereunder.

      10.3.2 The Manufacturer shall defend, to the best of its ability and at its own expense, all actions, suits, or proceedings instituted against the Operator insofar as the same are based on any claims that the said Proprietary Equipment, or any part thereof, constitutes an infringement of any patent of the


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United States or Canada and shall  indemnify  the Operator  against all damages, costs, and expenses which the Operator may incur as a result of any action which may be brought or threatened against the Operator with respect to the equipment covered by such patent, provided that:

      (a) The Manufacturer shall have the right at any time or from time to time to modify the TCS-1 System in a manner which will not lessen the utility thereof;

      (b) The Operator gives the Manufacturer immediate notice in writing of the institution of the action, suit, or proceeding and permits the Manufacturer, through its counsel, to defend same, and gives the Manufacturer all information, assistance, and authority to enable the Manufacturer to do; and

      (c) The Operator has made no change of any kind in the TCS-1 System without obtaining the prior written permission of the Manufacturer.

      10.3.3 When information is brought to the attention of the Manufacturer or the Operator that others are unlawfully infringing on the patent covering the Leased Equipment, or on any other patent granted to the Manufacturer in the future on any other component or part of the TCS-1, the Manufacturer shall prosecute diligently any infringer at the Manufacturer's own expense.

      10.3.4 The Manufacturer has designed, developed, and built a fully computerized front-end tire preparation system and a freezing chamber. The Manufacturer believes that such equipment is proprietary to it and intends, as promptly as practicable, to file patent applications therefor. The Manufacturer has no present knowledge of any information which would adversely affect the validity of its outstanding patent or the issuance of additional patents pursuant to the above described projected patent applications. However, nothing in this Paragraph shall constitute a warranty by the Manufacturer that further patents will granted or that, in the absence of a final court determination, any particular patent is valid and enforceable or that any patent may not be the subject of patent infringement claims.

10.4  Warranties

      Subject to the failure of the Operator to maintain the TCS-1 in accordance with standards and procedures to be specified in the Projected Maintenance Agreement or otherwise, the Manufacturer warrants that the TCS-1 will be capable of disintegrating scrap tires at the rate of the equivalent of one million (1,000,000) passenger car tires per year on a twenty-four hour, seven day per week operating basis. The Manufacturer further warrants and represents that the TCS-1 System will meet or exceed all applicable U.S. permitting and operating rules and regulations including but not limited to those promulgated by OSHA and the EPA. The Manufacturer further warrants the TCS-1 System against defects in workmanship and materials or failure to perform in accordance with the specifications set forth in Paragraph 8.2.1, above for one year after the Acceptance Date. No other representations or warranties have been made by the Manufacturer or relied upon by the Operator. If any defects in the Manufacturer's work or materials are discovered within one year of delivery the Operator shall give notice within five days of such discovery. THIS WARRANTY IS EXPRESSLY IN LIEU OF ANY AND ALL OTHER WARRANTIES.

11.   REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE OPERATOR

      The  Operator   hereby   represents,   warrants,   and  covenants  to  the
Manufacturer, as follows:

11.1  Corporate Status

      ENERCON America Distribution Limited is (i) duly organized corporation, validly existing and in good standing under the laws of the State of Ohio; (ii) has full power to own all of its properties and carry on its business; and (iii) is qualified to do business as a foreign entity in each of the jurisdictions in which it operates, if any, unless the character of the properties owned by it or the nature of the


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business  transacted by it, does not make  qualification  necessary in any other jurisdiction or jurisdictions.

11.2  Financial Condition of the Operator

      The books and records of the Operator are complete and accurate and fairly present the financial condition and the results of operations of the Operator as of the date hereof. There are no material liabilities, either fixed or contingent, not reflected in such books and records other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of the Operator as reflected in such books and records.

11.3  Defaults and Conflicts

      There are no defaults on the part of the Operator under any contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, lien, encumbrance or any other commitment, contract, agreement or undertaking to which the Operator is a party. The execution of this Agreement will not violate or breach any material agreement, contract, or commitment to which the Operator is a party.

11.4  Corporate Action

      Prior to the date hereof, the boards of directors of the Operator has duly adopted resolutions approving the execution and delivery to the Manufacturer of this Agreement and authorizing and consenting to each and every one of the terms, warranties, representations, covenants and conditions herein contained, and the Operator will, within 30 days of the execution of this Agreement, furnish the Manufacturer with a copy of the resolutions of the board of directors of the Operator authorizing the Operator to purchase the Purchased Equipment and lease the Leased Equipment pursuant to the terms and conditions of this Agreement;

11.5  Insurance

      11.5.1 The Operator, at its own cost and expense, shall insure the Leased Equipment against burglary, theft, fire, and vandalism in the amount of US $1,000,000 and obtain public liability insurance with minimum limits, as the parties shall mutually agree, for property damage in such form and with such insurance companies as shall be satisfactory to the Manufacturer. All insurance policies shall name both the Operator and the Manufacturer as insureds and copies of the policies and the receipts for the payment of premiums shall be furnished to the Manufacturer. Each damage policy shall provide for payment of all losses directly to the Manufacturer. Each liability policy shall provide that all losses be paid on behalf of the Operator and the Manufacturer, as their respective interests appear.

      11.5.2 In the event that the Operator shall fail to comply with the provisions of Paragraph ll.5.1, above, then the Operator shall pay to the Manufacturer an adequate premium in advance per annum to enable the Manufacturer to insure the Leased Equipment and all such insurance policies shall be held in the custody of the Manufacturer.

11.6  Indemnification

      The Operator agrees to indemnify, protect, save, and keep harmless the Manufacturer, its agents, employees, successors, and assigns from and against all losses, damages, injuries, claims, demands, and expenses, including legal expenses , of whatsoever nature arising out of the use, condition


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(including  but not  limited  to latent  and other  defects  and  whether or not discoverable by it), or operation of the TCS-1 System, or any part of it, by any person who used, operated, or came into contact with such TCS-1 System at the Site and to defend any suit seeking such damages even though the allegations of such suit are groundless, false, or fraudulent, provided however that the Operator agrees to give prompt notice to the Manufacturer once the Operator has actual knowledge of any claims as to which indemnity shall be sought, and shall permit the Manufacturer (at the Operator's expense) to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Manufacturer, who shall conduct the defense of said claim or litigation, shall be reasonably satisfactory to the Operator; The Operator shall not, in the defense of any such claim or litigation, except with the consent of the Manufacturer, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term, the giving by the claimant or plaintiff to Manufacturer of a release from all liability in respect to such claim or litigation.

11.7  Access

      The Operator shall insure that the Manufacturer, and its agents and employees, shall at all times have free access to the Operator's premises for the purpose of inspecting the Leased Equipment and observing its use and operation, and making alterations, improvements, or additions thereto; and the Operator shall afford all reasonable facilities therefor, and shall allow the Manufacturer to make such reasonable alterations, improvements, or additions as the Manufacturer shall deem necessary, at the expense of the Manufacturer.

11.8  Taxes

      The Operator shall pay all taxes, assessments, penalties, and fees which may be levied or assessed on or with respect to the installation of the TCS-1 System and, at all times during the term of the Lease of the Leased Equipment, the Operator shall pay all taxes and assessments which may be levied upon or in respect of the TCS-1 System or its operation, and shall pay any other liability of any character which may be imposed or incurred as an incident to the physical possession or operation of such System.

11.9  Compliance with Applicable Law

      The Operator shall provide, at its own expense, all requisite permits and licenses necessary for the installation and operation of the TCS-1 System at the Site and shall exercise its best efforts to maintain its compliance with all applicable federal, state, and local laws, statutes, rules, and regulations and, in the event of any non-compliance which renders impossible the operation of the Site as a tire recycling facility, the Operator shall exercise its best efforts to cure such non-compliance promptly.

11.10 Subordination

      The Operator shall procure from every owner, landlord, mortgagee, or other secured party having any interest in the real property on which the TCS-1 System is to be installed or in the Operator's place of business or the equipment therein, and deliver to the Manufacturer, a written consent to such installation and a writing to the effect that the lien of any such mortgage or other interest is subordinate to the rights of the Manufacturer with respect to the Leased Equipment.

11.11 Ancillary Agreements


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

      11.11.1 The Operator will, simultaneously with the execution of this Agreement, and in consideration of the premises and the mutual promises and agreements made herein, enter into the following agreements with the Manufacturer or such person, corporation, firm, partnership, or other entity as the Manufacturer shall appoint in its stead:

      (a) The Royalty Agreement, of even date herewith, between the Manufacturer and the Operator providing for the Operator to pay to the Manufacturer a royalty of three percent (3%) of the gross proceeds from the sale, other than to the Manufacturer pursuant to the Crumb Rubber Purchase Option Agreement, by the Operator of rubber crumb and steel from scrap tires disintegrated by the Operator through the utilization of the TCS-1 System, a copy of which Royalty Agreement is attached as Schedule 11.11(a) hereto; and

      (b) The Crumb Rubber Purchase Option Agreement, of even date herewith, between the Operator and the Manufacturer or such person, corporation, firm, partnership, or other entity as the Manufacturer shall appoint in its stead, granting an option to the Manufacturer to purchase up to 40% of the crumb rubber produced by the TCS-1 System, a copy of which Agreement is attached as Schedule 11.11(b) hereto

      11.11.2 It is the intention of the parties that within sixty days after payment of the first payment due under Paragraph 3.3, above, the Manufacturer and the Operator, jointly, shall commence the development of a mutually acceptable Projected Maintenance Agreement and that within five business days of the completion of the said Projected Maintenance Agreement, the Operator will, in consideration of the premises and the mutual promises and agreements made herein, enter into the Projected Maintenance Agreement with the Manufacturer or such person, corporation, firm, partnership, or other entity as the Manufacturer and the Operator shall jointly agree to and appoint in its stead, on mutually agreed upon terms. Notwithstanding the foregoing, the failure of the parties to enter into the Projected Maintenance Agreement will not constitute a breach of this Agreement or otherwise affect the respective rights and obligations of the parties hereunder.

12.   DEFAULTS

12.1  Default by Manufacturer

      Each of the following events shall be deemed to constitute breach of this Agreement and, unless cured within 90 days, shall constitute a default hereunder by the Manufacturer:

      (a)   If at any time  prior to the  delivery  of the  TCS-1  System to the
            Site:

            (i) The Manufacturer makes an assignment for the benefit of creditors;

            (ii) A voluntary or involuntary petition is filed by or against the Manufacturer under any law having for its purpose and adjudication of the Manufacturer a bankrupt or the extension of the time of payment of, adjustment of, or other arrangement affecting the liabilities of the Manufacturer, or the reorganization of the Manufacturer and such petition is not discharged or dismissed within one hundred twenty (120) days after such petition is filed;

            (iii) A Receiver is appointed  for the property of the  Manufacturer and is not  discharged or dismissed  within one hundred twenty
                  (120) days after such appointment;

                  or

            (iv) Any distress, execution, or attachment is levied upon the Manufacturer's property to the extent that the Manufacturer is not able to fulfill its obligations to deliver the TCS-1 within 90 days of the anticipated Deliver Date.

(a)


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

      (b) The Manufacturer fails to deliver the TCS-1 System in accordance with the terms and provisions of Section 7, above, within 90 days of the Delivery Date unless prior thereto, the Operator has failed to meet the payment provisions set forth above in Section 3.3 of this Agreement;

      (c) The TCS-1 System fails to operate for a full Test (or re-test) Period, in accordance with Section 8.2 hereof, within ninety (90) days from the date the TCS-1 System is completely installed at the Site.

12.2  Default by Operator

      Each of the following events shall be deemed to constitute breach of this Agreement and, unless cured within 90 days, shall constitute a default hereunder by the Operator:

      (a) The Operator fails to make any payment required to be made pursuant to Sections 3.3 or 4.3 of this Agreement or, if the parties shall enter into the Projected Maintenance Agreement, any payment required to be made by the Operator under the Projected Maintenance Agreement and such failure to make payment shall have continued for a period of ten (10) days after written notice from the Manufacturer;

      (b) The Operator refuses to accept or allow the Manufacturer to install or test the TCS-1 System in accordance with Sections 7.2, 8.2, and
            8.3 of this  Agreement,  notwithstanding  that such System has been:
            (i) delivered to the Operator's Site on a timely basis or (ii) delivered to the Site and has performed in accordance with the specifications set forth in Section 8.2 hereof for the prescribed Test Period;

      (c)   The Operator makes an assignment for the benefit of creditors;

      (d) A voluntary or involuntary petition is filed by or against the Operator under any law having for its purpose and adjudication of the Operator a bankrupt or the extension of the time of payment of, adjustment of, or other arrangement affecting the liabilities of the Operator, or the reorganization of the Operator and such petition is not discharged or dismissed within one hundred twenty (120) days after such petition is filed;

      (e)   A Receiver is appointed for the property of the Operator;

      (f) Any distress, execution, or attachment is levied upon the machines or the Operator's property; or

      (g) The Operator fails to faithfully and fully comply with the terms and provisions of Section 5.2 of this Agreement, with any such failure deemed to be an irremediable material breach of this Agreement immediately upon its occurrence.

      (h) The Operator fails to reasonably, faithfully, and fully maintain the TCS-1 in accordance with standards and procedures to be specified in the Projected Maintenance Agreement or otherwise, and fails to cure such breach within the time period specified therein with respect to such failure.

12.3  Remedies Available to the Operator upon Default by Manufacturer

      If the  Manufacture  shall be in default  pursuant to Paragraphs 12.1 (a),
(b), or (c) of this Agreement, unless such default shall have been caused by any act or failure to act on the part of the Operator or its personnel, including but not limited to the failure of the Operator to have brought the Site into conformance with the Site Plan) Specifications, the Operator shall have the right to rescind this agreement by serving written notice ("Notice of Rescission") upon the Manufacturer and the Operator shall thereupon be entitled to stipulated damages in the agreed to amount of one million dollars (US


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$1,000,000).  In such event, the Manufacturer shall, at its own expense,  remove the TCS-1 System as promptly as practicable following its receipt of such Notice
of  Rescission  and  all  monies   theretofore  paid  by  the  Operator  to  the
Manufacturer pursuant to Sections 3.3 and 4.3, above, shall be returned by the Manufacturer to the Operator.

12.4  Remedies Available to the Manufacturer upon Default by the Operator

      12.4.1 The Operator acknowledges and agrees that its breach of any provision contained in Section 5.2 of this Agreement will cause irreparable harm to the Manufacturer. The Operator therefore agrees that, if the Operator or any of the Operator's affiliates, agents, employees, or associates has breached, or is attempting or threatening to breach, any provision contained hereinabove in the said Section 5.2, then the Manufacturer shall have the right to obtain from any court or arbitrator having jurisdiction, such equitable relief as may be appropriate, including a decree enjoining the Operator from any further such breach of such provisions, and enjoining the Operator from engaging in any aspect of the tire recycling business which is in competition with tire recycling businesses which utilize tire disintegration equipment manufactured by the Manufacturer, either directly or indirectly through or in association with any other person, firm, corporation, or organization during the term of this Agreement. Notwithstanding the foregoing, for purposes of this Agreement, the parties agree that a tire recycling business utilizing a microwave tire recycling system will not be deemed to be in competition with tire recycling businesses which utilize tire disintegration equipment manufactured by the Manufacturer

      12.4.2 In the event of any default by the Operator under this Agreement, the Manufacturer may at its option, at any time thereafter terminate this Agreement by written notice ("Notice of Termination"), given in Accordance with
Section 16 hereof. Such termination may be made effective, at the option of the Manufacturer, simultaneously with or at any time after the happening of any such default.

      12.4.3 Upon any termination of this Agreement prior to payment in full of the entire Purchase Price of US $2,250,000 for the Purchased Equipment, in accordance with the terms of Section 3.3 of this Agreement, the Manufacturer shall immediately have possession of the entire TCS-1 System, and the Manufacturer may enter upon the premises where the said TCS-1 System is located, take possession of the Leased Equipment and without previous demand or notice and without legal process, and remove it from the Operator's premises at the Operator's expense.

      12.4.4 Upon any termination of this Agreement after payment in full of the entire Purchase Price of US $2,250,000 for the Purchased Equipment has been made by the Operator, the Manufacturer shall immediately have possession of the Leased Equipment and the Manufacturer may enter upon the premises where the TCS-1 System is located, remove the Leased Equipment from the said TCS-1 System and take possession of the Leased Equipment without previous demand or notice and without legal process, and remove it from the Operator's premises at the Operator's expense.

      12.4.5 The Operator acknowledges and agrees that any refusal on its part to permit the Manufacturer to enter its premises and remove either the TCS-1 System or the Leased Equipment in accordance with Paragraph 12.4.3 or 12.4.4 of this Agreement will cause irreparable harm to the Manufacturer. The Operator therefore agrees that in the event of any such refusal on its part, the Manufacturer shall have the right to obtain from any court or arbitrator having jurisdiction, such equitable relief as may be appropriate, including a decree enjoining the Operator from any further such refusal of entry and removal.

      12.4.6 In the event of any default by the Operator prior to the Acceptance Date, the Manufacturer shall be entitled to liquidated damages including but not limited to retention of up to one million dollars (US $1,000,000) out of the monies paid by the Operator pursuant to Paragraph 3.3 and all costs of delivering and removing and re-delivering the TCS-1 System.

      12.4.7 In the event of any default by the Operator after the Acceptance Date or pursuant to Paragraph 12.2(b) of this Agreement, the Manufacturer shall be entitled to liquidated damages including


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but not limited to retention of up to one million dollars (US $1,000,000) out of the monies paid by the Operator pursuant to Paragraph 3.3, all costs of delivering and removing and re-delivering the TCS-1 System, and damages for the Operator's failure to perform for the full term of the Lease provided in Section
4.2 of this Agreement.

      12.4.8 In the event of any default on the part of the Operator pursuant to Paragraphs 12.2(a) or 12.2(b) of this Agreement, the Manufacturer shall have the right to allow the Operator, for a period of sixty (60) days, to obtain a buyer for the TCS-1 System, satisfactory to the Manufacture, provided however that, unless specifically waived in writing by the Manufacturer, the Operator shall continue liable under this Agreement lease for the full term of the Lease provided for in Section 4.2 of this Agreement. In the event that the Operator shall fail to obtain a buyer for the TCS-1 System, satisfactory to the Manufacture, the Manufacturer shall use its best efforts to dispose of the equipment, either as a single TCS-1 System or as separate components in any appropriate public disposal manner. In the event of a sale of the equipment to a Buyer located by either the Operator or the Manufacturer, the Manufacturer shall return to the Operator all funds received from such disposal in excess of: (i) liquidated damages under Paragraphs 12.4.6 or 12.4.7, above, (b) any monies owing to Manufacturer by Operator under Section 3.3, and any costs incurred by the Manufacturer for the removal and public disposal of the repossessed TCS-1.

      12.4.9 In the event of any default on the part of the Operator, the Manufacturer shall not be deemed to have waived any of its rights hereunder by reason of its failure to assert its rights or its failure to take cognizance of such breach.

      12.4.10 The foregoing remedies provided herein for the benefit of the Manufacturer shall not be exclusive but in addition to any other remedies the Manufacturer may have by virtue of the breach by the Operator, in law or in equity, from any court or arbitration proceeding having jurisdiction over such matter.

13.   OPERATOR'S SALE OF Purchased Equipment

13.1  Manufacturer's Right to Retrieve Leased Equipment Prior to Sale

      In the event  that,  during or after  the term of the  Lease  provided  in
Section 4.2 of this Agreement, the Operator wishes to divest itself of the TCS-1 System, pursuant to the discontinuance of its business, or otherwise, the Operator will give to the Manufacturer written notice to that effect and the Manufacturer shall have all rights of entry and removal provided above in Paragraphs 12.4.4 and 12.4.5 of this Agreement, provided however that in addition to such rights, if such event shall occur during the term of the said Lease, the Manufacturer shall also have the rights provided to it in Paragraph
12.4.7 of this Agreement.

13.2  Manufacturer's Right of First Refusal

      In the event  that,  during or after  the term of the  Lease  provided  in
Section 4.2 of this Agreement, the Operator wishes to divest itself of the TCS-1 System, pursuant to the discontinuance of its business, or otherwise, the Operator will give to the Manufacturer written notice to that effect and the Manufacturer will have a right of first refusal to repurchase the TCS-1 System, at its fair market value, within a sixty (60) day period following the Manufacturer's receipt of such notice;

14.   ASSIGNMENT


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      The Operator shall not transfer, deliver, sublease, or encumber the Leased
Equipment to any person, corporation, or firm, and the Lease provided in Section
4.2 of this Agreement may not be assigned by the Operator except with the Manufacturer's express prior written consent.

15.   FAILURE OF PERFORMANCE

      Delays in or failure of performance occasioned by war, fire, flood, embargo, car shortage, accident, explosion, expropriation of plant or product by federal or state authority, or other like cause beyond the control of the Manufacturer, or Act of God, or by strike, lockout, or other labor trouble, or inability to obtain sufficient labor interfering with the production or transportation of the TCS-1 System, or any part thereof, or any replacement therefor, whether because of governmental action affecting the Manufacturer or its suppliers, or by any action or proceeding at law or in equity, or otherwise, shall not subject the Manufacturer to any liability.

16.   NOTICES

      All notices required or permitted to be given hereunder shall be mailed by certified mail, or delivered by hand or by recognized overnight courier to the party to whom such notice is required or permitted to be given hereunder at the address set forth above for such party, in all cases with written proof of receipt required. Any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. Either party may change the address to which notice to it is to be addressed, by written notice to the other party, as provided herein.

17.   CONDITIONS PRECEDENT TO MANUFACTURER'S OBLIGATION

      The obligations of the Manufacturer hereunder are subject to fulfillment, prior to the Delivery Date, of the following conditions:

17.1  Truth of Representation

      The representations and warranties by or on behalf of Operator contained in this Agreement or in any document delivered to the Manufacturer pursuant to the provisions hereof shall be true in all material respects at and as of the Delivery Date as though such representations and warranties were made at and as of such time.

17.2  Compliance with Covenants

      The Operator shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with prior or simultaneously with to the Delivery Date.

(ii)  17.3 Financing Arrangements

      The Operator will deliver to the Manufacturer within sixty (60) days of the execution of this Agreement, evidence satisfactory to the Manufacturer that the Operator has arranged for adequate financing to meet the payment schedule set forth in Section 3.3, above.


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

18.   ARBITRATION

      All controversies arising out of or relating to this Agreement, or any modification thereof, shall be settled by arbitration in New York City in accordance with the Arbitration Rules then obtaining of the American Arbitration Association.

19.   BINDING EFFECT.

      19.1 This agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by the Operator except in accordance with Section 14 of this Agreement. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

      19.2 All the right, title, and interest of the Manufacturer under the Lease may be enforced by the Manufacturer, its successors, and assigns. The Lease shall continue in full force and effect notwithstanding the death, incapacity, or dissolution of the Operator or the increase, decrease, or change in the personnel of or members of the Operator, and shall be binding upon the Operator and the Operator's estate, legal representatives, heirs, and successors.

20.   GENERAL

20.1  Further Assurances

      At any time, and from time to time, after the execution of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

20.2  Waiver

      Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

20.3  Brokers

      Neither party has employed any brokers or finders with regard to this Agreement, unless otherwise described in writing to all parties hereto.

20.4  Headings

      The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

20.5  Governing Law

      This Agreement shall be governed by the laws of the State of Delaware.

20.6  Entire Agreement


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

      This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

20.7  Severability

      If any part of this Agreement is deemed to be unenforceable the balance of this Agreement shall remain in full force and effect.

20.8  Publicity

      All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be subject to the prior approval of counsel of the Manufacturer and the Operator, provided however, that any failure of the Operator or its counsel to approve any such notices or other publicity shall in no way prevent the Manufacturer from complying fully with its public disclosure obligations under the rules and regulations of the United
States Securities and Exchange Commission or any other governmental body or agency in the United States or in any other applicable jurisdiction.

20.9  Counterparts

      This Agreement may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one Agreement.

      In Witness Whereof, the parties hereto have caused this Amendment to be executed the day and year first above written.

                                THE TIREX CORPORATION

                                By/s/ Terence C. Byrne
                                  --------------------------------------
                                      Terence C. Byrne, President

                                ENERCON AMERICA DISTRIBUTION LIMITED

                                By/s/ David L. Holmes
                                  --------------------------------------
                                      David L. Holmes


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